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                                                              Exhibit 10.15

                    Supplemental Retirement Benefit Plan
               of CSX Corporation And Affiliated Corporations
                          Effective January 1, 1989

Section 1 - INTRODUCTION

         1. The purpose of this plan, hereinafter called the "Supplemental Plan" is to provide benefit payments to individuals who are participants (or members, as the case may be) in funded, tax-qualified retirement benefit plans maintained by CSX Corporation and certain of its affiliated corporations (whose participation in the Supplemental Plan as a participating employer is approved by the Board of Directors of any such affiliated corporation and by the Compensation and Pension Committee of CSX Corporation) and whose benefits would otherwise be reduced by Sections 415 or 401(a)(17) of the Internal Revenue Code ("Code") which impose limitations on benefits and limit the amount of compensation that can be taken into account in computing benefits ("Code Limitations").

         2. Notwithstanding the limitations on benefits imposed by Code Limitations, supplemental benefits shall be provided under this Supplemental Plan equal to the reduction of benefits which shall occur as a result of the application of limitations included in a Defined Contribution Plan or in a Defined Benefit Plan in accordance with Code Limitations.

         3. This Supplemental Plan preserves and continues in effect all provisions for accruals based upon limitations of benefits imposed by Code Limitations, heretofore credited to Participants under Section V, paragraph (subsection) 5, of the Special Retirement Plan of CSX Corporation and Affiliated Corporations ("Special plan"), the Supplemental Benefits Plan of Sea-Land Corporation and Participating Companies, and the American Commercial Lines Benefit Restoration Plan ("Predecessor Plans").

Section II - DEFINITION

         1. Supplemental Benefit means the benefit described in Section IV of this Supplemental Plan.

         2. The Supplemental Plan shall, where appropriate, refer to and have meanings consistent with all of the relevant terms of the CSX Pension Plan and any other regularly maintained funded, tax-qualified pension plan of any other corporation affiliated with CSX Corporation whose participation in the Supplemental Plan as a participating employer is approved by the Board of Directors of any such affiliated corporation and by the Compensation and Pension Committee of CSX Corporation. Such existing regularly maintained pension plans which provided benefits for employees of CSX Corporation or its affiliates prior to the Effective Date of this Supplemental Plan document, or those which may be established hereafter, as amended from time to time, shall be referred to herein as the "Pension Plan."

         3. Regardless of formal differences which may exist between the Supplemental Plan and the Pension Plan or the Predecessor Plans in the use of terminology, the definitions and principles which are set forth in the Pension

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Plan or the Predecessor Plans with respect to compensation, average compensation, credited service and similar terms shall be construed and applied hereunder in a manner consistent with the purposes of this Supplemental Plan and the Pension Plan or the Predecessor Plans. In any instance in which the male gender is used herein, it shall also include persons of the female gender in appropriate circumstances.

Section III - MEMBERSHIP

         1. Every person who was a Participant in the Predecessor Plans for the purpose of accruals of supplemental benefits heretofore notwithstanding limitations of benefits imposed by Code Limitations, shall be a Participant in this Supplemental Plan on and after the Effective Date.

         2. Each employee who is a Participant in a Pension Plan on or after the Effective Date shall participate in this Supplemental Plan to the extent of the benefits provided herein.

         3. A Participant's participation in this Supplemental Plan shall terminate coincident with the termination of such individual's participation in one of the Pension Plans; provided, however, in the event that the Participant shall be reassigned or transferred into the employ of CSX Corporation or any of its affiliates which also is a participating employer in this Supplemental Plan, the Participant's participation shall be continued to the extent of the benefits provided herein.

Section IV - SUPPLEMENTAL BENEFITS

         1. All of the provisions, conditions and requirements set forth in the Pension Plan with respect to the granting and payment of retirement benefits thereunder shall be equally applicable to the payment of supplemental benefits hereunder to Participants in the Supplemental Plan and to the payment thereof from the employer's general assets. Whenever an individual Participant's rights under the Supplemental Plan are to be determined, appropriate reference shall be made to the particular Pension Plan in which such person is also a participant. Notwithstanding the preceding sentence, if a supplemental benefit under this Supplemental Plan shall be paid to a surviving spouse in conformance with the provisions of the Pension Plans, the final installment payment hereunder shall be made only to the estate of the surviving spouse and shall not be otherwise paid, regardless of any different provisions for such payment which may be prescribed in the Pension Plan.

         2. Each Participant shall receive a Supplemental Benefit under this Supplemental Plan in an amount equal to the difference, if any, between (i) the Participant's monthly retirement income benefit under the provisions of the particular Pension Plan in which such person is also a participant calculated before the application of any Code Limitations and (ii) the Participant's monthly retirement income benefit determined after application of the Code Limitations.

         3. Notwithstanding any other provision of this Supplemental Plan to the contrary, a Supplemental Benefit shall not be determined or paid which would duplicate a payment of benefit provided to a Participant under the Pension Plan, the Predecessor Plans or any other unfunded or funded, tax

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qualified retirement plan of CSX Corporation or any of its affiliated corporations.

         4. A Supplemental Benefit payable under the provisions of this Supplemental Plan shall be paid in such forms and at such times as shall be consistent with the payment of the Participant's retirement income benefit under the particular Pension Plan in which such person is also a participant.

Section V - FUNDING METHOD

         1. The Supplemental Benefit shall be paid exclusively from the general assets of the employers participating in the Supplemental Plan and no Participant or other person shall have any rights or claims which are superior to or different from the right or claim of a general, unsecured creditor of any participating employer.

         2. The employers participating in the Supplemental Plan shall provide all funds required for the administrative expenses of the Supplemental Plan.

Section VI - ADMINISTRATION OF SPECIAL PLAN

         The Plan Administrator of the CSX Pension Plan shall be responsible for the general administration of the Supplemental Plan and for carrying out its provisions. Administration of this Supplemental Plan shall be carried out consistent with the terms and conditions of the Pension Plan and the Supplemental Plan and the decision of the Plan Administrator shall be binding and conclusive on Participants, their beneficiaries, heirs and assigns.

Section VII - CERTAIN RIGHTS AND OBLIGATIONS

         1. The Compensation and Pension Committee of CSX Corporation may terminate the Supplemental Plan only upon the occurrence of conditions which require the termination of one or more of the Pension Plans. The Board of Directors of CSX Corporation may terminate an affiliated corporation from participation as a participating employer for any reason at any time. The Board of Directors of any affiliated corporation may terminate that corporation's participation as a participating employer for any reason at any time.

         2. The participating employers agree in the event that the Supplemental Plan is terminated:

         (a) Each retired Participant and surviving spouse of a retired Participant shall be entitled to receive for life the Supplemental Benefit they would have received had not the Supplemental Plan been terminated, and each surviving spouse of a deceased Participant shall become entitled to receive for life the Supplemental Benefit that such surviving spouse of a deceased Participant shall become entitled to receive for life the Supplemental Benefit that such surviving spouse would have received had not the Supplemental Plan been terminated; and


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         (b)     Each active Participant shall be entitled to receive for
                 life the Supplemental Benefit he or she would have received had not the Supplemental Plan been terminated, calculated on the basis of the Supplemental Benefit which had accrued at the time of termination; provided, however, that the Participant shall become entitled to such Supplemental Benefit only at the time and in accordance with the provisions of the Supplemental Plan had it continued in effect.

         (c) In lieu of paying a Supplemental Benefit in accordance with the foregoing provisions, the Plan administrator, at its election, may direct the discharge of all obligations to retired Participants, spouses of deceased Participants, and active Participants by cash payment of equivalent actuarial value or through the provision of immediate or deferred annuities or such other periodic payments of equivalent actuarial value, as it shall in its sole discretion determine.

         3. Anything in he Supplemental Plan to the contrary notwithstanding, if the Plan Administrator finds that any Participant, retired Participant or spouse is engaged in acts detrimental to CSX Corporation or any of its affiliated corporations, and if after due notice such Participant, the retired Participant or spouse continues to be so engaged or employed, the Administrator shall suspend the Supplemental Benefit of such person, which suspension shall continue until removed by notice from the Administrator; provided, however, that if such suspension has continued for one year, the Administrator shall forthwith cancel such Participant's or spouse's Supplemental Benefit. Furthermore, if the Administrator finds that any Participant had been discharged for having performed acts detrimental to CSX Corporation or any of its affiliated corporations, then regardless of any other provision in the Pension Plan or the Supplemental Plan, no benefit shall be payable to or on account of any such Participant's coverage under this Supplemental Plan.

         4. The establishment of the Supplemental Plan shall not be construed as conferring any legal rights upon any employee for a continuation of employment, nor shall it interfere with the rights of an employing corporation to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Supplemental Plan.

Section VIII - NON-ALIENATION OF BENEFITS

         To he extent permitted by applicable law, no benefit under the Supplemental Plan shall be subject in any manner to anticipating, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt so to do shall be void, except as specifically provided in the Supplemental Plan, nor shall any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefits; and in the event that the Plan Administrator shall find that any active or retired Participant or spouse under the Supplemental Plan has become bankrupt or that any attempt has been made to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any of his benefits under the

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Supplemental Plan, except as specifically provided in the Supplemental plan, then such benefits shall cease and determine, and in that event, the Administrator shall hold or apply the same to or for the benefit of such active or retired Participant or apply the same to or for the benefit of such active or retired Participant or spouse, in such manner as the Administrator may deem proper.

Section IX - AMENDMENTS

         The Supplemental Plan represents a contractual obligation entered into by a participating employer in consideration of services rendered and to be rendered by Participants covered under the Supplemental Plan, and

         1. Any Participant in this Supplemental Plan who remains in the active service of a participating employer shall not be deprived of his or her participation or benefit which shall accrue under the Supplemental Plan except as provided hereunder.

         2. No modification or amendment may be made which shall deprive any active or retired participant, or the spouse of an active or retired Participant, without the consent of such active or retired Participant, or spouse of an active or retired Participant, of any Supplemental Benefit under the Supplemental Plan to which he or she would otherwise be entitled by reason of the Supplemental Benefit standing to his or her credit to the date of such modification or amendment, and in the event of any modification or amendment which adversely affects such Supplemental Benefit, the amount of all reserves required to be accrued on the books of a participating employer shall thereupon be determined and accrued, if the same has not already been done, and such Supplemental benefit shall become and remain a fixed liability of the participating employers for the payment of such benefits accrued to the date of such modification or amendments;

         3. Subject to the foregoing, the Board of Directors of CSX Corporation reserves the right at any time and from time to time to modify or amend in whole or in part any or all of the provisions of this Plan.

Section X - ACCELERATION OF PAYMENTS UPON CHANGE OF CONTROL

         1. If the Compensation Committee determines that a Change of Control has occurred, each Participant (whether or not then receiving a benefit) shall be entitled to receive, and the Compensation Committee shall cause the Company to pay within 7 days of such determination, a lump sum payment equal to the actuarial present value of the Supplemental Benefit the Participant (or any beneficiary of a Participant) has accrued as of the date of such Change of Control pursuant to the terms of Section IV of the Supplemental Plan. If the Participant's benefit has not commenced as of the date of such Change in Control, such lump sum shall be determined assuming that

         (a) The Participant's benefit would commence at the earliest date he would qualify for early or normal retirement under the Plan, were his employment with the Company to continue, but in no event earlier than the later of age 55 or the date of such Change in Control.


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         (b)     The Participant would qualify for an early (or normal)
                 retirement benefit as of the date determined in (a).

         (c) If married, the Participant would receive his benefit under the 50% Joint and Survivor form of payment with the spouse as beneficiary; if not married, the benefit would be payable in the form of a single life annuity.

         The actuarial present value shall be determined on the basis of the UP 1984 Mortality Table, set back one year, and a discount rate equal to 120% of the applicable Federal rate determined under Code Section 1274(d) compounded semiannually the interest rates promulgated by the Pension Benefit Guaranty Corporation for use in determining the sufficiency of single employer defined benefit pension plans terminating on the date of such Change in Control.

         2. As used in this Section X the term "Change of Control" means:

         (a) The acquisition, other than from the Company, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock of the company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

         (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the

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                 Incumbent Board shall be considered as though such
                 individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                 Act); or

         (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

         3. The computation of the amount of any payment or benefit under this Agreement shall be made at the time by the Company's independent actuaries.

         4. If a Participant receives a lump sum distribution pursuant to the provisions of this Section X, the amount of any benefit to which the Participant become entitled under Section IV hereof shall be reduced by a benefit actuarial equivalent to the lump sum amount distributed. Such actuarial equivalence shall be determined under the same mortality and interest assumptions used to compute the lump sum amount.

Section XI - CONSTRUCTION

         The Supplemental Plan and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of Virginia.

Section XII - EFFECTIVE DATE

         The Effective Date of this Supplemental Benefit Plan shall be January 1, 1989.








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